Exhibit 21
                     PREMARK INTERNATIONAL, INC.
                             SUBSIDIARIES
                            MARCH 3, 1999


                                             PLACE OF
NAME                                         INCORPORATION

Adamatic, A Corporation                      New Jersey
Arborite Inc.                                Canada
Baker's Aid, Inc.                            Delaware
Baxter Mfg. Co. Inc., The                    Washington
Bourgeois Tricault Regithermic               France
Comercializadora West Bend, S.A. de C.V.     Mexico
Compagnie Hobart S.A.                        France
Corporacion Coral, S.A. de C.V.              Mexico
Display Edge Technology,  Ltd.               Ohio
Equipment Technique Service S.A.R.L.         France
Eurotec Srl                                  Italy
FEG France Holdings, Inc.                    Delaware
Florida Tile Industries, Inc.                Florida
Foster Refrigerator (U.K.) Limited           United Kingdom
Foster Refrigerator France S.A.              France
Foster Refrigerator U.K. Management Services United Kingdom
FTI Factors, Inc.                            Delaware
Hobart (Japan) K.K.                          Japan
Hobart (Swiss) A.G.                          Switzerland
Hobart Andina S.A.                           Columbia
Hobart Argentina S.A.                        Argentina
Hobart Corporation                           Delaware
Hobart Dayton Mexicana, S.A. de C.V.         Mexico
Hobart do Brasil Ltda.                       Brazil
Hobart Equipment Leasing Limited             United Kingdom
Hobart Food Equipment Co., Ltd.              China
Hobart Food Equipment Pty Ltd.               Australia
Hobart Foster Belgium N.V.                   Belgium
Hobart Foster Danmark A/S                    Denmark
Hobart Foster Holland B.V.                   Netherlands
Hobart Foster Sverige AB                     Sweden
Hobart Foster Techniek B.V.                  Netherlands
Hobart Foster, Norge A/S                     Norway
Hobart GmbH                                  Germany
Hobart Holdings, Inc.                        Delaware
Hobart International (Singapore) PTE LTD     Singapore
Hobart International (South Asia), Inc.      Delaware
Hobart International, Inc.                   Delaware
Hobart Korea Co. Ltd.                        Korea
Hobart Manufacturing Company                 United Kingdom
Limited, The
Hobart Manufacturing Company Pty             Australia
Ltd., The
Hobart Sales & Service, Inc.                 Ohio
Hopital Services Systemes S.A.               France
ICI Products, Inc.                           Delaware
Inox Equipment S.A.                          France
International Product Supply, Inc.           Delaware
KaiRak, Inc.                                 California
LAI SRI (AL)                                 Italy
Mahelma SA                                   Spain
Maquilas y Componentes Industriales,         Mexico City, Mexico
S.A. de C.V.
Marcap, Inc.                                 Washington
Mark France                                  France
MBM Srl.                                     Italy
PMI FEG Holland B.V.                         Netherlands
PMI Food Equipment (Hong Kong) Limited       Hong Kong
PMI Food Equipment Group (Malaysia), Inc.    Delaware
PMI Food Equipment Group Europe S.A.         France
PMI Food Equipment Group France S.A.         France
Precor Incorporated                          Delaware
Precor Products Limited                      United Kingdom
Precor Sportgerate GmbH                      Germany
Premark Canada Inc.                          Canada
Premark Export Sales, Ltd.                   Barbados
Premark FEG Beteiligingsgesellschaft MbH     Germany
Premark FEG GmbH & Co. KG                    Germany
Premark FEG L.L.C.                           Delaware
Premark Finance Limited                      United Kingdom
Premark FT Holdings, Inc.                    Delaware
Premark HII Holdings, Inc.                   Ohio
Premark Holdings Limited                     United Kingdom
Premark International Holdings B.V.          Netherlands
Premark International, Inc.                  Delaware
Premark International, Inc. (Wyoming)        Wyoming
Premark N.V.                                 Netherlands Antilles
Premark Real Estate Holdings, Inc.           Delaware
Premark RWP Holdings, Inc.                   Delaware
Premark Services, Inc.                       Delaware
Premark WB Holdings, Inc.                    Delaware
Quality Food Equipment (PTY) Ltd             South Africa
Resopal GmbH                                 Germany
Sarsfield Corporation N.V.                   Netherlands Antilles
SC Bourgeois                                 France
Servicios de Reynosa, S.A. de C.V.           Mexico
Servizi Ovadesi Srl                          Italy
Stanley Knight Corporation                   Delaware
Tasselli Industria Frigoriferi SpA           Italy
Traulsen & Co., Inc.                         Delaware
Traulsen International, Inc.                 New York
Wavebest Limited                             United Kingdom
West Bend Company, The                       Delaware
West Bend de Mexico, S.A. de C.V.            Mexico
Wilsonart (Shanghai) Co. Ltd.                China
Wilsonart (Thailand) Co., Ltd.               Thailand
Wilsonart Germany GmbH                       Germany
Wilsonart Holdings Limited                   United Kingdom
Wilsonart Hong Kong Limited                  Hong Kong
Wilsonart India Private Limited              India
Wilsonart International Holdings, Inc.       Delaware
Wilsonart International, Inc.                Delaware
Wilsonart Korea Ltd.                         Korea
Wilsonart Limited                            United Kingdom
Wilsonart Singapore Pte. Ltd.                Singapore
Wilsonart South Africa (Pty) Ltd.            South Africa
Wilsonart Taiwan Corporation                 Taiwan
Wittco Foodservice Equipment, Inc.           Wisconsin
Wolf Catering Equipment (U.K.) Limited       United Kingdom
Wolf Range L.L.C.                            Delaware